Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 2 to the Registration Statement on Form F-1 of our report dated May 9, 2022 relating to the financial statements of T20 Holdings Ltd. as of December 31, 2021 and 2020 and to all references to our firm included in such Registration Statement.

Certified Public Accountants
Lakewood, CO
August 26, 2022